Exhibit 10.2
BOB EVANS FARMS, INC.
PERFORMANCE INCENTIVE PLAN
NOTICE OF ELIGIBILITY AND PARTICIPATION AGREEMENT

TO:	[Participant’s Name]

FROM:	Bob Evans Farms, Inc. Compensation Committee (“Committee”)

DATE:

RE:	Bob Evans Farms, Inc. Performance Incentive Plan (“PIP”)
The Committee has selected you to participate in the PIP for the fiscal year ending ___, 200___ (“200___ Performance Period”) and has established your “Target Award” at ___% of the base salary you are paid during the 200___ Performance Period, although the actual amount of your “PIP Award” will be calculated under Sections 1.00 and 2.00. Also, you must satisfy the terms and conditions described in Section 3.00 to receive your PIP Award.
Any grants you receive will be made under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (“Equity Plan”). This award is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code.
1.00  Earning Your Option
After the 200___ Performance Period ends, 25% of the dollar value of your Target Award will be paid as an “Option” to buy Shares through the Equity Plan. The number of Shares you may buy will be [1] 25% of the dollar value of your Target Award, divided by [2] the fair market value of the Option (determined by using the Black-Scholes valuation model and discounted for vesting conditions) and [3] rounded up to the next whole Share, but may not exceed any limitation under the Equity Plan. You also will receive an award agreement describing the Option’s exercise price (which will be equal to the “fair market value” as defined in the Equity Plan (“FMV”) of a Share on the Option’s grant date), when the Option may be exercised and any other terms and conditions affecting the Option.
2.00  Earning Your Whole Shares
The rest of your PIP Award will be paid as “Whole Shares” through the Equity Plan if [insert performance goals]. The number of Whole Shares you receive (if any) will be calculated first by determining the value of the award you have earned, which will be based on the following table (percentages for performance between the levels shown will be interpolated to the nearest one-hundredth of a percent), but may not exceed any limitation under the Equity Plan:

% of Goal	Less than					120% or
Attained	80%	80%	90%	100%	110%	More
Payout %	0%	37.5% of your Target Award	56.25% of your Target Award	75% of your Target Award	93.75% of your Target Award	112.5% of your Target Award

After the 200___ Performance Period ends and the value of your earned award is calculated, you will receive a number of Whole Shares equal to [1] the value of your earned award, divided by [2] the FMV of a Share on the date the Whole Shares are granted (discounted to reflect vesting requirements) and [3] rounded up to the next whole Share, but such number may not exceed any limitation under the Equity Plan. You also will receive an award agreement describing any other terms and conditions affecting the Whole Shares.

3.00  Termination of Employment
In addition to meeting the requirements described in Sections 1.00 and 2.00, you will receive the Options and Whole Shares only if you are employed by the Company or any of its affiliates through the entire 200___ Performance Period and on the date the Committee grants Whole Shares and Options for the 200___ Performance Period under the PIP. However, if, after the 200___ Performance Period but before the Options and Whole Shares for the 200___ Performance Period are granted, you die, become “disabled” (as determined by the Committee in its sole discretion) or “retire” (as defined in the Equity Plan) or if your employment ends for another reason that the Committee believes is not violative of the purpose of the PIP, you (or your beneficiary) will be paid cash (but not Options or Whole Shares) equal to the value of the PIP Award that you earned during the 200___ Performance Period.
4.00  Signature
By signing below, you [1] agree to be bound by the terms and conditions of the PIP and the Equity Plan, [2] acknowledge that you understand the terms of your award and the conditions that you must meet before you receive anything under the PIP or the Equity Plan and [3] without any consideration, agree to accept any changes needed to avoid penalties that might be imposed on you under Section 409A of the Internal Revenue Code.

Date	[Participant’s Name]
RECEIVED BY
Authorized Company Representative Print Name Date